Exhibit 10.5
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of January 29, 2018 (the “Effective Date”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and JAZZ PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), in the following factual context:

A.Landlord and Tenant are parties to that certain Lease dated as of January 7, 2015 (the “Lease”), pursuant to which Landlord leased to Tenant the building located on that certain real property commonly known as 3170 Porter Drive, Palo Alto, California. Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.
B.Landlord and Tenant now desire to modify the Lease to clarify the process for Base Rent adjustments, as provided in this First Amendment.
NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.    Base Rent Adjustments. The last sentence of Section 6.1 is hereby deleted in its entirety and replaced with the following:

"Base Rent shall be increased on the first day of the thirteenth (13th) month following the Commencement Date and on the anniversary of such date thereafter (each, an “Adjustment Date”) by three percent (3%) over the Base Rent for the immediately preceding twelve (12) month period."

2.    Effect of Amendment. As amended by this First Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. In the event of any conflict between the terms and conditions of the Lease and this First Amendment, the terms and conditions of this First Amendment shall prevail.

3.    Governing Law. This First Amendment shall be construed in accordance with and governed by the laws of the State of California.

4.    Partial Invalidity. If any one or more of the provisions contained in this First Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

5.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This First Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the Effective Date.

LANDLORD:	TENANT:
THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California	JAZZ PHARMACEUTICALS, INC., a Delaware corporation

By: /s/Tiffany Griego Tiffany Griego, Managing Director Asset Management– Stanford Research Park	By: /s/Karen Wilson Name: Karen Wilson Its: SVP, Finance